As filed with the Securities and Exchange Commission on November 13, 2014

Registration No. 333-190786

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________

ILoadApp

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

46-2895756

(I.R.S. Employer Identification No.)

190/1 Alba Iulia St.

Chisinau, Moldova MD2071

Phone: 373-6923-1658

(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook, Ltd.

500 N. Rainbow Blvd., Suite 300

Las Vegas, NV 89107

(Name, address and telephone number of agent for service)

Copies to:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook, Ltd.

500 N. Rainbow Blvd., Suite 300

Las Vegas, NV 89107

Phone: (702) 221-1953

Fax: (702) 221-1963

ILOADAPP

NOTIFICATION OF STATUS OF REGISTRATION STATEMENT

The Registration Statement on Form S-1, SEC file number 333-190786, originally filed by ILoadApp (the "Registrant") on August 23, 2013, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 on Form S-1/A thereto, filed with the Commission on October 4, 2013, and November 19, 2013, April 25, 2014, June 3, 2014 and June 27, 2014 respectfully (as so amended, the "Registration Statement") and deemed effective by the U. S. Securities and Exchange Commission on July 10, 2014, related to the Offering of a maximum of 1,000,000 shares of our $0.001 par value common stock at a price of $0.01 per share pursuant to a self-underwritten Offering. The Registrant closed on the Offering on November 10, 2014. The maximum number (1,000,000 shares) were sold by the Registrant to thirty (30) investors in conjunction with the registered Offering for an aggregate of $10,000.00. There were no unsold shares in this Offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Chisinau, the country of Moldova on November 13, 2014.

Date: November 13, 2014

ILoadApp Registrant
By:/s/ Veronica Trifon
Veronica Trifon Chief Executive Officer, President and Director Principal Executive, Financial and Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Veronica Trifon Veronica Trifon	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	November 13, 2014